SCM TRUST

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen C. Rogers, William P. Mock and Gregory- T. Pusch, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-14 relating to the reorganization of the Shelton Greater China Fund with and into the Shelton International Select Equity Fund; all Pre-Effective Amendments to said Registration Statement; all subsequent Post-Effective Amendments to said Registration Statement; any supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other supplements or other instruments in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done; hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hands on this 8th day of February 2018.

/s/ Kevin T. Kogler
Kevin T. Kogler
Trustee

/s/ Marco Quazzo
Marco Quazzo
Trustee

/s/ Stephen H. Sutro
Stephen H. Sutro
Trustee